UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2008

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
      (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2008, Iomega Corporation (“Iomega”) entered into a sub-lease agreement with AvNet, Inc. (a New York corporation) (the “Sublessor”) pursuant to which Iomega will lease 23,423 feet of office space located at 3721 Valley Center Drive, Second Floor in San Diego, California.  Iomega intends to move all of the operations currently conducted at its headquarters at 10955 Vista Sorrento Parkway at the expiration of the lease for such facility; Iomega’s current San Diego lease expires at the end of July 2008.  The term of the lease runs from August 1, 2008 through February 27, 2013.  Fixed rental rates are $41,400 per month for the first year of the lease, $55,758 per month for the second year of the lease, and then $57,710, $59,729 and  $61,820.39 per month, respectively, for the subsequent years.  This is a “net of electricity” sub-lease, and Iomega is also responsible for certain cost increases during the term and for specific costs attributable to Iomega (such as costs of building some additional offices or having space plans reviewed and approved).  Iomega is responsible for a security deposit of $61,820.39.

The lease agreement is subject to certain customary approvals by the building landlord, Kilroy Realty, L.P., a Delaware Limited Partnership, Kilroy Realty Corporation, a Maryland Corporation, General Partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2008	IOMEGA CORPORATION (Registrant) By: /s/ Thomas D. Kampfer Thomas D. Kampfer President & Chief Operating Officer